                                                                   Exhibit 10.10


                             AGREEMENT OF SUBLEASE

                                    Between

                       INSURANCE COMPANY OF NORTH AFRICA
                                                  Sublessor

                                      And

                   INTERACTIVE COUPON MARKETING GROUP, INC.
                                                  Sublessee

                             Dated: June 30, 1998

                               TABLE OF CONTENTS

Section                                                                 Page
-------                                                                 ----

   1        Subleased Premises ......................................     1
   2        Term ....................................................     1
   3        Base Rent ...............................................     2
   4        Additional Rent .........................................     2
   5        Security ................................................     2
   6        Furniture and Fixtures ..................................     3
   7        Common Areas ............................................     3
   8        Use .....................................................     3
   9        Liability and Insurance .................................     4
  10        Fire or Casualty ........................................     4
  11        Assignment ..............................................     5
  12        Repairs .................................................     5
  13        Surrender of Possession .................................     5
  14        Captions ................................................     6
  15        Notices .................................................     6
  16        Waiver of Claim/Subrogation .............................     6
  17        Binding Effect ..........................................     7
  18        Entire Agreement ........................................     7
  19        Attorneys' Fees .........................................     7
  20        Prime Lease .............................................     7
  21        Prime Landlord's Consent ................................     7
  22        Quiet Enjoyment .........................................     8
  23        Defaults and Remedies; Interest on Late
            Payments ................................................     8
  24        Utilities and Services ..................................     9
  25        Sublessee's Obligations and Sublessor's
             Right to Perform Sublessee's Obligations ...............     9
  26        Sublessee Not to Cause Default ..........................     9
  27        Waiver ..................................................    10
  28        Arbitration .............................................    10
  29        Authority to Bind Parties ...............................    10
  30        Brokers .................................................    10
  31        Rights Cumulative .......................................    10
  32        Governing Law ...........................................    10
  33        Full Negotiation ........................................    11
  34        Changes in Writing ......................................    11
  35        Partial Payment .........................................    11
  36        Partial Invalidity ......................................    11
  37        No Offer ................................................    11

  Exhibits
  --------

  A         Prime Lease
  B         Floor Plan
  C         Irrevocable Letter of Credit

                                   SUBLEASE


THIS AGREEMENT OF SUBLEASE is made as of this ______ day of June, 1998, by and between INSURANCE COMPANY OF NORTH AMERICA, a Pennsylvania corporation with offices at 1601 Chestnut Street, Philadelphia, PA 19192 ("Sublessor") and INTERACTIVE COUPON MARKETING GROUP, INC., a Michigan corporation with offices at 8755 W. Higgins Road, Suite 100, Chicago, IL 60631-2708 ("Sublessee").


                                  WITNESSETH:


WHEREAS, pursuant to a lease dated June 30, 1996, between OHP Equity Investors, predecessor-in-interest to Prentiss Properties Real Estate Fund I, L.P. as landlord ("Prime Landlord") and Sublessor as tenant, as amended, attached hereto as Exhibit "A" ("Prime Lease"), the Prime Landlord leased to Sublessor approximately 67,467 rentable square feet of office space in the building ("Building") located at 8755 W. Higgins Road, Chicago, IL; and

WHEREAS, Sublessee desires to sublease 10,565 rentable square feet of said office space on the fifth (5th) floor of the Building, as shown on the floor plan attached hereto as Exhibit "B" ("Subleased Premises") from Sublessor:

NOW THEREFORE, the parties hereto agree as follows:

1.   Subleased Premises
     ------------------

Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, on the terms, covenants and conditions hereinafter provided, the Subleased Premises consisting of all that office space and improvements as shown on Exhibit "B". Sublessee accepts the Subleased Premises in their current "as-is" condition and acknowledges that Sublessor has made no representation or warranty of any kind, express or implied, with respect to the Subleased Premises or the condition thereof or the use or occupation that may be made thereof and that the Sublessor shall in no event whatsoever be liable for any latent or patent defects therein. Notwithstanding the foregoing, Sublessor shall cause the Subleased Premises to be segregated from the balance of the fifth (5th) floor and made independently functional for Sublessee's use, at Sublessor's expense, including demising walls and a Building standard entrance door. All work shall be done in accordance with applicable codes, and Sublessor shall obtain a Certificate of Occupancy, if required.

2.   Term
     ----

The term of this Sublease shall commence on the later of (1) July 1, 1998, or
(2) the date Sublessor has completed the demising work hereunder, and continue until July 31, 2002.

3.   Base Rent
     ---------

Sublessee shall pay to Sublessor, without notice or demand and without abatement, deduction, counterclaim or setoff, a fixed annual rent (the "Base Rent"), payable in equal monthly installments on the first day of each month as follows:

                            Rate per rsf          Annual            Monthly
                            ------------          ------            -------
7/1/98-5/30/99                                 $211,304.04
  Months 1-8                   $17.25                              $15,117.19
  Months 9-11                  $25.50                              $22,451.63
6/1/99-5/30/00                 $26.01          $274,795.65         $22,899.64
6/1/00-5/30/01                 $26.53          $280,289.45         $23,357.45
6/1/01-5/30/02                 $27.06          $285,888.90         $23,824.08
6/1/02--7/31/02                $27.60                              $24,300.56

Send payments to:

         CIGNA Companies
         Corporate Real Estate
         Two Liberty Place - TL41A
         1601 Chestnut Street
         Philadelphia, PA 19192-2411
         Attention: Denise Heigold

4.   Additional Rent
     ---------------

Sublessee shall pay, as additional rent ("Additional Rent"), its Proportionate Share of increases in actual real estate taxes paid by Sublessor over the amount paid for the 1998 Base Year, together with its Proportionate Share of increases in actual operating expenses paid by Sublessor over the amount incurred in the 1998 Base Year. Excluded from Additional. Rent is the CPI increase, or any portion thereof, on the Base Rent payable by Sublessor under the Prime Lease. Sublessee's Proportionate Share is 15.66% (10,565 + 67,467).

5.   Security
     --------

     a. Sublessee upon the execution and delivery of this Sublease by Sublessor, Sublessee and Prime Landlord, Sublessee shall pay Sublessor Sixty-Seven Thousand Three Hundred Fifty-Two and No/l00 Dollars ($67,352.00) as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, including but not limited to payment of Base Rent and Additional Rent in default or for any other sum which Sublessor may expend or to be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the remainder of the security, or any unapplied balance thereof, shall be returned to Sublessee within thirty (30) days after the time fixed as the expiration of the term and after the removal of Sublessee and surrender of possession of the Subleased Premises. Sublessor shall be entitled to comingle the security with Sublessor's other funds, and Sublessee shall not be entitled to any interest on the security. Sublessor shall return fifty percent (50%) of the security to Sublessee at the end of the second year of the term of this Sublease if Sublessee is not then, nor shall have theretofore been, in default.

     b. In lieu of the requirements of Subsection a. above, Sublessee may elect to cause its bank to issue to Sublessor an irrevocable letter of credit substantially in the form attached hereto as Exhibit C, in a sum equivalent to six (6) months full Base Rent. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the letter of credit, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the term and after the removal of Sublessee and surrender of possession of the Subleased Premises.

6.   Furniture and Fixtures
     ----------------------

Sublessor shall remove the furniture and Merlin telephone switch from the Subleased Premises, at Sublessor's sole cost and expense, prior to the commencement of the term of the Sublease.

7.   Common Areas
     ------------

At no additional cost or expense to Sublessee, Sublessee, and its invitees and employees, shall have the right, in common with other tenants of the Building, and their invitees and employees, to use all stairways, elevators, halls, toilets and sanitary facilities, and all other general common facilities contained in the Building, and all sidewalks, delivery areas, parking facilities and other appurtenances to the Building.

8.   Use
     ---

The Subleased Premises shall be used for general office purposes only. Sublessee shall not use or occupy the Subleased Premises or permit the Subleased Premises to be used or occupied for any purpose, act or thing which is in violation of the Prime Lease or any public law, ordinance or governmental regulation or may invalidate any policy of insurance carried on the Building or the Subleased Premises. Sublessee shall not do or permit anything to be done upon the Subleased Premises which in any way may constitute waste, create a nuisance, disturb the occupants of the Building or of neighboring property or injure the reputation of the Building or Sublessor.

9.   Liability and Insurance
     -----------------------

Sublessee agrees that Sublessor, and its officers, employees and agents, shall not be liable to Sublessee for, and Sublessee hereby releases said parties from, any personal injury or damage to or loss of personal property in or about the Subleased Premises or the Building from any cause whatsoever, other than intentional or negligent conduct by Sublessor, its officers, employees or agents.

Sublessee shall defend, indemnify and save harmless Sublessor and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Sublessor and/or its agents by reason of any of the following which shall occur during the Sublease
Term:

     a. any work or act done in, on or about the Subleased Premises or any part thereof at the direction of Sublessee, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Sublessor or the Prime Landlord, or their agents or employees;

     b. any negligence or other wrongful act or omission on the part of Sublessee or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

     c. any accident, injury or damage to any person or property occurring in the Subleased Premises or any part thereof, unless caused by the negligence of Sublessor or the Prime Landlord, their employees or agents; and

     d. any failure on the part of Sublessee to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Sublease on its part to be performed or complied with.

Sublessee shall at all times during the period in which it has any occupancy rights in the Subleased Premises, maintain in full force and effect comprehensive public liability insurance, naming Sublessor as an additional insured, covering injury to persons in amounts at least equal to $1,000,000 for any occurrence involving one person, S2,000,000 involving two or more persons, per occurrence, and damage to property of at least $1,000,000, occurring in or about the Subleased Premises, and also covering the indemnity set forth above. All such policies of insurance shall comply with the terms and conditions of the Prime Lease, which is incorporated herein by reference.

10.  Fire or Casualty
     ----------------

Sublessee shall give Sublessor immediate notice of any fire or other casualty in the Subleased Premises. If access to the Subleased Premises is prevented or if any substantial part of the Subleased Premises (including machinery or equipment used in its operation) shall be materially damaged by fire or other casualty and such damage cannot be repaired within sixty (60) days, this Sublease shall terminate as of the date of such fire or other casualty. If this Sublease is not terminated, then the Base Rent and Additional Rent shall be abated in proportion to the area of the Subleased Premises rendered untenantable until the Subleased Premises are fully restored.

11.  Assignment
     ----------

Sublessee shall not assign this Sublease, nor sublet the Subleased Premises in whole or in part, without the prior written consent of the Prime Landlord and Sublessor, which consent shall not be unreasonably withheld or delayed.

12.  Repairs
     -------

Sublessee shall, at Sublessee's sole cost and expense, keep the interior of the Subleased Premises and all systems therein in good order, repair and condition at all times during the Sublease Term, and Sublessee shall promptly and adequately repair all damage to the interior of the Subleased Premises occurring during the Sublease Term and replace or repair all damaged or broken fixtures and appurtenances, as well as all operating equipment, facilities and systems, to the extent such damage occurs during the Sublease Term, all with reasonable dispatch, and in a good and workmanlike manner. If Sublessee does not do so, Sublessor may, but need not, make such repairs and replacements, after giving Sublessee reasonable prior written notice, and Sublessee shall pay to Sublessor the cost thereof within thirty (30) days after being billed for the same. Sublessee shall be liable for, and Sublessee shall repair any damage to the Building, including the structural and exterior (including the roof) portions thereof, caused by Sublessee, its agents, contractors or employees, reasonable wear and tear excepted.

13.  Surrender of Possession
     -----------------------

Upon expiration of the Sublease Term or upon the termination of Sublessee's right of possession, whether by lapse of time or as otherwise herein provided, Sublessee shall forthwith surrender the Subleased Premises to Sublessor in good order, repair and condition, broom clean, ordinary wear and tear excepted. Sublessee agrees that TIME SHALL BE OF THE ESSENCE with respect to Sublessee's obligations to surrender possession of the Subleased Premises to Sublessor upon the termination of the Term of this Sublease, and further agrees that in the event that Sublessee does not promptly surrender possession of the Subleased Premises to Sublessor upon such termination, Sublessor, in addition to any other rights and remedies Sublessor may have against Sublessee for such holding over, shall be entitled to bring summary proceedings against Sublessee, and Sublessee agrees to reimburse Sublessor for Sublessor's damages, consequential as well as direct, sustained by Sublessor by reason of such holding over, including without limitation, Sublessor's reasonable attorney's fees and disbursements incurred in connection with the exercise by Sublessor of its remedies against Sublessee. Consequential damages shall include but not be limited to: (a) Sublessor's costs incurred as a result of Sublessor's inability to occupy the Subleased Premises including additional moving expenses and increased construction costs, if any, relating to any improvements to the Subleased Premises planned by Sublessor upon termination of this Sublease; and (b) any amounts owed to the Prime Landlord for failure to surrender the Subleased Premises under the Prime Lease upon termination of the Prime Lease.

14.  Captions
     --------

The captions in this Sublease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Sublease or the intent of any provision hereof.

15.  Notices
     -------

Where notice is required hereunder, such notice will be deemed given if sent to Sublessor by certified mail, return receipt requested, postage prepaid at the address specified above, and to Sublessee at the Subleased Premises, by certified mail, return receipt requested, postage prepaid. Sublessee shall send a copy of the summons, complaint, or other appropriate papers, served at the Subleased Premises, to Michael D. Gilmore, Esquire, CIGNA Corporation, Two Liberty Place, 1601 Chestnut Street, TL41B, Philadelphia, PA 19192-2415.

16.  Waiver of Claim/Subrogation
     ---------------------------

Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect. Sublessee is relying on Prime Landlord tO obtain and maintain fire and extended perils insurance for the full replacement cost of the Building and the Subleased Premises. Sublessee shall insure or self-insure the contents of the Subleased Premises. Sublessor and Sublessee, for themselves and their respective insurers, agree to, and do hereby release each other, of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, caused by or resulting from casualties customarily insurable, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Sublessor agrees that it is a condition of this Sublease that Sublessor shall secure a similar waiver of claim and subrogation from the Prime Landlord in favor of Sublessee. Such waivers shall be included in the Prime Landlord's consent.

17.  Binding Effect
     --------------

The covenants, conditions, warranties and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective heirs, distributees, executors, administrators, successors and assigns.

18.  Entire Agreement
     ----------------

This Sublease, with the Exhibits annexed hereto, contains the entire agreement between Sublessor and Sublessee and incorporates all prior and contemporaneous agreements, understandings, warranties, representations and covenants. Any executory agreement hereafter made between Sublessor and Sublessee shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Sublease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.

19.  Attorneys' Fees
     ---------------

If any lawsuit, reference, mediation or arbitration is commenced which arises out of or relates to this Sublease, the prevailing party shall be entitled to recover from each other party such sums as the court, referee, mediator or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference, mediation or arbitration, including the allocated costs for the services of in-house counsel, in addition to costs and expenses otherwise allowed by law.

20.  Prime Lease
     -----------

This Sublease is subject and subordinate to the following sections of the Prime Lease which do not conflict with the terms of this Sublease, and which are herewith incorporated by this reference into this Sublease as if fully set forth herein: 3, 6, 14, 16, 18, 21-24, 27, 28, 30 and 38. Sublessee shall provide
Sublessor with satisfactory evidence of its compliance with the foregoing terms of the Prime Lease, including, but not limited to, copies of insurance certificates showing required insurance coverages are in place.

21.  Prime Landlord's Consent
     ------------------------

This Sublease is conditioned upon Sublessor's obtaining the Prime Landlord's written consent to this Sublease (including the Waiver of Claim/Subrogation described above). If such consent is refused or if the same is not obtained, in writing, within thirty (30) days of the full execution of this Sublease, this Sublease shall be null and void, of no force or effect and all sums that Sublessee shall have paid or delivered hereunder to Sublessor shall be promptly returned to Sublessee.

22.  Quiet Enjoyment
     ---------------

Upon Sublessee paying the rent and observing and performing the terms, covenants and conditions on its part to be observed and performed under this Sublease, Sublessee shall have quiet and peaceful enjoyment and possession of the Subleased Premises during the Sublease Term.

23.  Defaults and Remedies; Interest on Late Payments
     ------------------------------------------------

If default shall be made in the payment of any installment of Base Rent or any other sum required to be paid by Sublessee under this Sublease and such default shall continue for ten (10) days after written notice to Sublessee, or if default shall be made in the observance or performance of any other covenants or conditions in this Sublease or the Prime Lease which Sublessee is required to observe and perform and such default shall continue for thirty (30) days after written notice to Sublessee, or if such default cannot be cured within such thirty (30) day period and Sublessee shall not have commenced and be diligently attempting to cure such default, or if a default involves a hazardous condition and is not cured by Sublessee within three (3) days after written notice to Sublessee, or, if such default cannot be cured within such three (3) day period and Sublessee shall not have commenced and be diligently attempting to cure such default, then Sublessor may treat the occurrence of any one or more of the foregoing events as a breach of this Sublease, and thereupon may, with or without notice or demand of any kind to Sublessee or any other person, have the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein.

In the event of a default by Sublessee, Sublessor may terminate this Sublease and the Sublease Term created hereby, in which event Sublessor may forthwith repossess the Subleased Premises and be entitled to recover forthwith, in addition to any other sums owing to Sublessor from or damages caused by Sublessee, as damages a sum of money equal to the worth, discounted at the rate of the Prime Rate at the Chase Manhattan Bank, New York, in effect at the time of Sublessor's termination, of the excess, if any, of the amount of Base Rent and all other sums to be paid by Sublessee under this Sublease throughout the balance of the Sublease Term in effect at the time of termination (as if not terminated by Sublessor because of Sublessee's default) over the then fair market rental value of the Subleased Premises for the same period. Should the fair market rental value of the Subleased Premises for the balance of the Sublease Term exceed the value of the Basic Rent and additional rent provided to be paid by Sublessee for the balance of the Sublease Term, Sublessor shall have no obligation to pay to Sublessee the excess or any part thereof.

All installments of Base Rent or Additional Rent not paid when due and payable shall bear interest at the lesser of (a) the rate of ten percent (10%) or (b) the maximum interest rate permitted by law, from the date due until paid. In addition, Sublessee shall pay to Sublessor five percent (5%) of the overdue amount as a late charge. Sublessor's acceptance of any late charge or interest shall not constitute a waiver of Sublessee's default with respect to the overdue amount nor prevent Sublessor from exercising any of the other rights and remedies available to Sublessor under this Sublease or any law now or hereafter in effect.

24.  Utilities and Services
     ----------------------

Sublessee shall be entitled to all of the services and rights to which Sublessor is entitled under the Prime Lease. Sublessor shall take all reasonable steps necessary to ensure that all utilities and services called for under the Prime Lease are made available to Sublessee; provided, however, Sublessor shall have no liability or responsibility should Prime Landlord not provide any of the services required under the Prime Lease, and Sublessee's responsibility to pay Base Rent under this Sublease shall not be affected in any way unless Sublessor is excused from paying rent under the Prime Lease; and further provided, however, that in the event of a breach of the Prime Lease by Prime Landlord which would entitle Sublessor to terminate the Prime Lease, Sublessee shall be entitled to terminate the Sublease. Sublessor shall cause the Subleased Premises to be submetered for electricity at Sublessor's expense, and Sublessee shall pay electricity costs directly to the utility company.

25.  Sublessee's Obligations and Sublessor's Right to Perform Sublessee's
     --------------------------------------------------------------------
     Obligations
     -----------

Subject to the terms of this Sublease, Sublessee, with respect to the Subleased Premises, will duly and faithfully observe all the applicable terms and restrictions and perform all the applicable obligations imposed on Sublessor as tenant under the Prime Lease. Sublessor shall have the right (but not the obligation) to take any and all applicable actions required to be taken by Sublessee pursuant to the provisions hereof or the Prime Lease, but not timely taken by Sublessee, which may be necessary to prevent a default under or to assure complete compliance with the terms of this Sublease or the Prime Lease. All costs and expenses reasonably incurred by Sublessor, including, but not limited to, counsel fees, for any actions taken pursuant to this Article 25 shall be payable by Sublessee, as additional rent, within five (5) days after delivery of a statement of any such costs to Sublessee.

26.  Not to Cause Default
     --------------------

Neither Sublessor nor Sublessee shall do or permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Landlord under the Prime Lease, and each party shall indemnify and hold the other party harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of the indemnifying party by reason of which the Prime Lease may be terminated or forfeited. Furthermore, in no event shall Sublessee be liable to both Sublessor and the Prime Landlord for damages, arising from the same breach, default or holdover, and Sublessor shall indemnify and hold Sublessee harmless from and against any claims the Prime Landlord to the extent the same have been paid by Sublessee to Sublessor. The indemnities in this Section 26 shall be applicable to Sublessee's liabilities in the event of an exercise by Prime Landlord of Prime Landlord's rights under Section 5(b) of that certain Consent to Sublease Agreement by and among Sublessor, Sublessee and Prime Landlord.

27.  Waiver
     ------

Failure of either party to insist upon the strict performance of any of the terms or conditions herein shall not constitute a waiver of such party's rights to thereafter enforce such terms and conditions.

28.  Arbitration
     -----------

All disputes and other matters in question between Sublessor and Sublessee shall be decided by arbitration in accordance with the applicable rules of the American Arbitration Association. The foregoing agreement to arbitrate shall be enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Arbitration shall be the exclusive method of resolving disputes and other matters in question between Sublessor and Sublessee, unless the parties shall otherwise agree in writing.

29.  Authority to Bind Parties
     -------------------------

The individuals signing this Sublease on behalf of Sublessor and Sublessee hereby represent and warrant that they are empowered and duly authorized to bind the respective parties to this Sublease.

30.  Brokers
     -------

Sublessee covenants, warrants, and represents that it has not dealt with any broker in connection with this Sublease other than Julien J. Studley, Inc. (the "Brokers"), and Sublessor agrees to pay the commission of the Broker in accordance with a separate agreement. The Parties agree to indemnify and hold each other harmless from any and all liability, damage, costs, expenses and fees (including attorneys' fees) which either may incur or be required to pay as a result of the other's dealings with any other broker.

31.  Rights Cumulative
     -----------------

All rights and remedies of Sublessor under this Sublease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

32.  Governing Law
     -------------

This Sublease shall be governed by and construed in accordance with the laws of the State of Illinois.

33.  Full Negotiation
     ----------------

This Sublease, although drafted by Sublessor, is the result of extensive negotiations between Sublessor and Sublessee and their respective counsel and, therefore, shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Sublessor or Sublessee.

34.  Changes in Writing
     ------------------

This Sublease cannot be changed or terminated orally, but only by an instrument in writing executed by Sublessor and Sublessee.

35.  Partial Payment
     ---------------

No payment by Sublessee or receipt by Sublessor of a lesser amount than the correct Base Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance or pursue any other remedy in this Sublease or at law provided.

36.  Partial Invalidity
     ------------------

If any one of the provisions of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the parties shall incorporate in this Sublease a lawful clause with similar and equivalent economic consequences so that the respective rights and obligations of the

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

parties shall be maintained. Further, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

37.  No Offer
     --------

This Sublease is transmitted for examination only and does not constitute an offer to lease. This Sublease shall not be binding on either Party in any way unless and until it is duly executed and unconditionally delivered by both Parties and the Prime Landlord.

IN WITNESS WHEREOF, the Parties hereto have caused this Sublease to be signed and sealed as of the day and year first above written.

                                             INSURANCE COMPANY OF NORTH AMERICA
                                                                      Sublessor


                                             By:/s/ Arthur Kaempffe
                                                ---------------------------

                                             Date: 7-1-98
                                                  -------------------------


                                             INTERACTIVE COUPON MARKETING GROUP,
                                             INC.
                                                                       Sublessee
                                             By:/s/ Hillel Levin
                                                ---------------------------

                                             Date: 6-30-98
                                                  -------------------------

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